                                                                    EXHIBIT 10.2

================================================================================

                   OPERATING AGREEMENT OF FLASH PARTNERS LTD.

                         Dated as of September 10, 2004

                                     between

                               TOSHIBA CORPORATION

                                       and

                          SANDISK INTERNATIONAL LIMITED

================================================================================

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                TABLE OF CONTENTS

                                                                                    PAGE
1.       DEFINITIONS, RULES OF CONSTRUCTION AND DOCUMENTARY CONVENTIONS.........      1

         1.1      Certain Definitions...........................................      1
         1.2      Additional Definitions........................................      1
         1.3      Rules of Construction and Documentary Conventions.............      2

2.       GENERAL PROVISIONS.....................................................      2

         2.1      Ownership of Units; Capital Increase..........................      2
         2.2      Name..........................................................      3
         2.3      Principal Office..............................................      3
         2.4      Term; Extension...............................................      3
         2.5      Scope of Activity.............................................      3
         2.6      Powers........................................................      3
         2.7      Articles of Incorporation.....................................      3
         2.8      Company Actions...............................................      3

3.       BUSINESS OPERATIONS....................................................      3

         3.1      Business Dealings with the Company............................      3
         3.2      Other Activities..............................................      4
         3.3      Personnel.....................................................      4
         3.4      Business Plans and Related Matters............................      6
         3.5      Standard of Care..............................................      7
         3.6      Use of Names..................................................      7

4.       ACTIONS BY THE UNITHOLDERS.............................................      7

         4.1      Matters Requiring the Approval of the Unitholders.............      8
         4.2      General Meetings of Unitholders...............................     10
         4.3      Restrictions on Unitholders...................................     10

5.       MANAGEMENT AND OPERATIONS OF COMPANY...................................     11

         5.1      Meetings of the Board of Directors............................     11
         5.2      Officers; Employees...........................................     16
         5.3      Y3 Representatives; Y3 Operating Committee....................     16
         5.4      Insurance.....................................................     17
         5.5      Records.......................................................     17

6.       CAPITAL CONTRIBUTIONS; DISTRIBUTIONS...................................     18

         6.1      Capital Contributions.........................................     18
         6.2      Distributions.................................................     18

                                TABLE OF CONTENTS
                                  (continued)

                                                                                    PAGE
         6.3      No Interest...................................................     19
         6.4      Return of Capital Contributions...............................     19

7.       ADDITIONAL CONTRIBUTIONS...............................................     19

8.       ACCOUNTING AND TAXATION................................................     19

         8.1      Financial Accounting Conventions..............................     19
         8.2      Maintenance of Books of Account...............................     20
         8.3      Financial Statements..........................................     20
         8.4      Other Reports and Inspection..................................     22
         8.5      Characterization..............................................     22
         8.6      Deposit of Funds..............................................     22

9.       UNITS OF CONTRIBUTION; DISPOSITION OF UNITS............................     22

         9.1      Restrictions on Transfer of Units.............................     22
         9.2      Admission of New Unitholders..................................     24
         9.3      Withdrawal Prohibited.........................................     24
         9.4      Purchase of Additional Interest...............................     24

10.      CERTAIN AGREEMENTS OF THE UNITHOLDERS..................................     25

         10.1     Taxes and Charges; Governmental Rules.........................     25
         10.2     Further Assurances............................................     25
         10.3     Dispute Resolution; Deadlock..................................     25
         10.4     Remedies Upon Event of Default; Termination on Breach.........     27
         10.5     Mechanics of Sale.............................................     27

11.      DISSOLUTION............................................................     28

         11.1     Events of Dissolution.........................................     28
         11.2     Dissolution by Agreement......................................     28
         11.3     Dissolution Upon Event of Default.............................     28
         11.4     Dissolution by Unilateral Option..............................     29
         11.5     Dissolution upon Notice.......................................     29
         11.6     Financing Defaults............................................     29
         11.7     Winding Up....................................................     30
         11.8     Liquidation Proceeds..........................................     30

12.      INDEMNIFICATION AND INSURANCE..........................................     30

         12.1     Indemnification...............................................     30
         12.2     Insurance.....................................................     31

                                TABLE OF CONTENTS
                                  (continued)

                                                                                    PAGE
         12.3     Indemnification by the Unitholders............................     31
         12.4     Assertion of Claims...........................................     32

13.      MISCELLANEOUS..........................................................     32

         13.1     Governing Law.................................................     32
         13.2     Effectiveness.................................................     32

EXHIBITS

Exhibit A         -    Articles of Incorporation of the Company

SCHEDULES

Schedule 2.1(b)   -    Committed Additional Capital Contributions
Schedule 5.3      -    Management and Operating Reports
Schedule 6.1      -    Capital Contributions
Schedule 8.3      -    Monthly Reports

          OPERATING AGREEMENT of FLASH PARTNERS LTD., a Japanese limited liability company (yugen kaisha), dated as of September 10, 2004, between TOSHIBA CORPORATION, a Japanese corporation ("Toshiba"), and SANDISK INTERNATIONAL LIMITED, a company organized under the laws of the Cayman Islands ( "SanDisk").

          WHEREAS, Flash Partners Ltd. (the "Company") is a Japanese limited company (yugen kaisha);

          WHEREAS, pursuant to that certain Unit Purchase Agreement, dated as of the date hereof, by and between SanDisk and Toshiba, concurrently with the execution hereof, SanDisk has acquired from Toshiba 998 units par value Y5,000 per unit of contribution (shussi mochibun) in the Company ("Units"), representing 49.9% of all issued and outstanding Units;

          WHEREAS, Toshiba holds the remaining 1,002 Units, representing 50.1% of all issued and outstanding Units; and

          WHEREAS, SanDisk and Toshiba (each a "Unitholder") desire to enter into this Operating Agreement in order to provide, subject to the Japan Act and the Articles of Incorporation of the Company (as amended from time to time, the "Articles") for (i) the business of the Company, (ii) the conduct of the Company's affairs and (iii) the rights, powers, preferences, limitations and responsibilities of the Company's Unitholders, employees and Directors.

          Accordingly, Toshiba and SanDisk agree as follows:

1.    DEFINITIONS, RULES OF CONSTRUCTION AND DOCUMENTARY CONVENTIONS

1.1   Certain Definitions.

(a) Capitalized terms used but not defined in the main body of this Agreement shall have the respective meanings assigned to them in that certain Flash Partners Master Agreement, dated as of the date hereof, among SanDisk International Limited, SanDisk Corporation and Toshiba (the "Master Agreement") or in Appendix A to the Master Agreement.

(b) As used herein, the term "Agreement" means this Operating Agreement together with any Exhibits, Schedules, Appendices and Attachments hereto.

1.2 Additional Definitions. The following capitalized terms used in this Agreement shall have the respective meanings assigned in the sections indicated below:

           Term                                      Defined in
           ----                                      ----------
"Appendix A"                                       Recitals
"Articles"                                         Recitals
"Bankruptcy Event"                                 Section 11.1(f)
"Claim"                                            Section 12.4(a)
"Company"                                          Recitals
"Deadlock"                                         Section 10.3(c)
"Deadlock Dissolution Notice"                      Section 10.3(e)
"Defaulting Unitholder"                            Section 10.4
"Designated Individuals"                           Section 10.3(b)
"Director(s)"                                      Section 3.5(a)
"Executive Vice President"                         Section 5.2(a)
"General Meeting of Unitholders"                   Section 4.1(b)
"Indemnified Party"                                Section 12.4(a)
"Indemnifying Party"                               Section 12.4(a)
"Initiating Unitholder"                            Section 10.3(e)
"Losses"                                           Section 12.1(a)
"Master Agreement"                                 Section 1.1(a)
"Nondefaulting Unitholder"                         Section 10.4
"Notified Party"                                   Section 11.5
"Notifying Party"                                  Section 11.5
"Permissible Assignee"                             Section 9.1(c)
"Permissible Assignment Agreement"                 Section 9.1(c)
"President"                                        Section 5.2(a)
"Responding Unitholder"                            Section 10.3(e)
"SanDisk Representative"                           Section 5.3(a)
"Termination Date"                                 Section 11.4
"Toshiba Representative"                           Section 5.3(a)
"Units"                                            Recitals
"Unitholder"                                       Recitals
"Y3 Operating Committee"                           Section 5.3(a)

1.3 Rules of Construction and Documentary Conventions. The rules of construction, documentary conventions and general terms and conditions set forth in Appendix A shall apply to, and are hereby incorporated in, this Agreement.

2.    GENERAL PROVISIONS

2.1   Ownership of Units; Capital Increase.

(a) The rights and obligations of the Unitholders shall be as set forth herein, subject to the Articles and mandatory provisions of the Japan Act.

(b) The Unitholders shall effect the capital increases in the amounts and at the times stipulated in Schedule 2.1(b).

2.2 Name. The name of the Company is "Flash Partners Yugen Kaisha," which translates to "Flash Partners Ltd." in English, and all Company business shall be conducted in that name or such other name as the Unitholders shall mutually agree.

2.3 Principal Office. The principal office of the Company shall be located in Yokkaichi, Mie, or such other place as the Unitholders shall mutually agree.

2.4 Term; Extension. The Company shall be terminated on December 31, 2019, unless extended by mutual written agreement of all of the Unitholders or earlier terminated in accordance with Section 11 (Dissolution). Any such extension shall be effective only upon the written agreement of all of the Unitholders and shall be on such terms and for such period as set forth in such agreement. The Unitholders agree to meet, no later than December 31, 2018, to discuss the possible extension of the term of the Company.

2.5 Scope of Activity. The scope of activity of the Company shall be as set forth in Section 3.1 (Purpose) and 6.5 (Capacity Sharing Arrangement) of the Master Agreement.

2.6 Powers. The Company shall have all the powers now or hereafter conferred by applicable law on limited liability companies formed under the Japan Act and may do any and all acts and things necessary, incidental or convenient to the purpose specified in Section 2.5 (Scope of Activity).

2.7 Articles of Incorporation. On the date hereof and immediately following the execution of this Agreement, the Unitholders shall hold a general meeting of the Unitholders and, among other matters agreed between them, vote their Units to amend the Articles so that they will be in the form of Exhibit A. In the event of any conflict between this Agreement and the Articles, the Unitholders confirm their intent that the terms of this Agreement shall prevail, and on the request of either Unitholder, the Unitholders shall amend the Articles to conform with this Agreement to the extent legally possible; provided that the inability to implement such amendment shall not relieve any Unitholder from liability for any breach of its obligations hereunder.

2.8 Company Actions. The Unitholders hereby authorize the Company, and ratify (including for purposes of Section 4.1 (Matters Requiring the Approval of the Unitholders)) all action having been taken by or on behalf of the Company (including by its Unitholders and Directors) prior to the date hereof, to execute and deliver the FP Operative Documents to which it is a party, including all certificates, agreements and other documents required in connection therewith.

3.    BUSINESS OPERATIONS

3.1 Business Dealings with the Company. Subject to Sections 4.1(a) (Matters Requiring the Approval of the Unitholders) and 5.1(d) (Matters Requiring the Approval of the Board of Directors), the Company may enter into contracts or agreements, or otherwise enter into transactions or dealings, with any Unitholder or any of their respective Affiliates, and derive and retain profits therefrom. The validity of any such contract, agreement, transaction or dealing or any payment or profit related thereto or derived therefrom shall not be affected by any relationship between the Company and any Unitholder or any of their respective Affiliates, subject to the Japan Act. The Unitholders agree that where practicable and contractually allowable (based on competitive price, availability and other material terms), the Board of Directors will consider whether to utilize any Unitholder or any of their respective Affiliates as the preferred providers of products and services that may be required in the manufacturing operations of the Company, subject to the ability of such Unitholder or Affiliate to meet the Company's manufacturing requirements on competitive terms. Unless otherwise approved by the Unitholders or otherwise expressly provided in the FP Operative Documents, all business dealings of the Company with any Unitholder or any of their respective Affiliates shall be on the most beneficial standard commercial terms and conditions, including volume, price and credit terms, currently offered or made available to unaffiliated customers by such Unitholder or Affiliate, as the case may be, with respect to the products and services to be offered and provided to the Company.

3.2 Other Activities. The provisions of Section 6.11 (Other Activities) of the Master Agreement are hereby incorporated herein by reference.

3.3 Personnel. The provisions of Section 6.8 (FP Secondees) of the Master Agreement are hereby incorporated herein by reference.

3.4   Business Plans and Related Matters.

(a) Initial and Subsequent Business Plans. The initial Business Plan of the Company, setting forth the Company's products, pricing, operating budget, capital expenditures, expense budgets, financing plans and other business activities of the Company through [***], will be agreed upon and certified by the Board of Directors as soon as practicable after the Closing.

      (i) The initial Business Plan and each successive Business Plan will, at the time such Business Plan is in effect, represent the Company's then-current forecast of the proposed operations of the Company.

      (ii) An updated Business Plan complying with Section 3.4(b) (Form and Scope) in respect of each successive Fiscal Year after the Fiscal year ending [***] shall be prepared under the direction of the Chief Executive Officer of the Company and submitted to the Board of Directors for review and approval not later than the [***] preceding the commencement of such Fiscal Year.

[***] INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

      (iii) When the proposed Business Plan in respect of a Fiscal Year is approved by the Board of Directors, it shall constitute the Business Plan of the Company for such Fiscal Year and the Company and its directors and employees shall implement such Business Plan, which shall be the basis of the Company's operations for such Fiscal Year. Upon approval, the approved Business Plan shall constitute the approved operational, financing and capital expenditure budget. The Board of Directors shall have the authority pursuant to Section 5.1(d) (Matters Requiring the Approval of the Board of Directors) to amend the most recently approved Business Plan, including the operating budget contained therein, and any Unitholder may request that the Board of Directors review the Company's operating results and prospects, as well as market conditions, and consider a proposal for amendment or review of the most recently approved Business Plan at any regularly scheduled or special meeting of the Board of Directors and upon such request, the Board of Directors shall in good faith make such review and/or consider such proposal.

(b) Form and Scope. Each Business Plan shall contain a statement of long-range strategy and short-range tactics detailing quantitative and qualitative goals for the Company and relating the attainment of those goals to the Company's manufacturing objectives, and shall include such items as planned capital expenditures, planned product development, planned product output and projected product cost, sales forecasts, total headcount, total spending and revenue and profit projections, financing plans and tax planning. No Business Plan shall be deemed to be an amendment of this Agreement. Any capital commitments made in any Business Plan for a period after the Fiscal Year to which the Business Plan applies shall be considered non-binding for purposes of any FP Operative Document.

(c) Approval. Other than the initial Business Plan (which shall be approved in accordance with Section 3.4(a)), the Board of Directors shall vote upon the proposed Business Plan, with such modifications as it may deem necessary, before [***] preceding the commencement of each Fiscal Year. Subject to Sections 10.3(c), (e) and (f) (Dispute Resolution; Deadlock), pending approval by the Board of Directors of any proposed Business Plan, the most recently approved Business Plan shall continue in effect; provided, however, the Board of Directors may, by unanimous vote, adopt an amended interim business plan for the Company's operations until it is able to reach agreement on the proposed Business Plan for the forthcoming year.

3.5   Standard of Care.

(a) Each Unitholder, and each director of the Company, as defined in the Japan Act (each, a "Director"), shall be entitled to rely (unless such Person has knowledge or information concerning the matter in question that makes reliance unwarranted) on information, opinions, reports or statements, including financial statements and other financial data, if prepared or presented by:

[***] INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

      (i) one or more managers or employees of the Company who such Unitholder or Director believes in good faith to be reliable and competent in the matters presented; or

      (ii) legal counsel, public accountants or other Persons as to matters that such Unitholder or Director believes to be within such Person's professional or expert competence.

(b) Each Unitholder shall also be entitled to rely upon information, opinions, reports or statements, including financial statements and other financial data, prepared or presented by the Board of Directors pursuant to the responsibilities delegated to the Board of Directors pursuant to this Agreement.

3.6 Use of Names. Except as may be expressly provided in the FP Operative Documents, nothing in this Agreement shall be construed as conferring on the Company or any Unitholder the right to use in advertising, publicity or other promotional activities any name, trade name, trademark or other designation of any other Unitholder or any of its Affiliates, including any contraction, abbreviation or simulation of any of the foregoing.

4.    ACTIONS BY THE UNITHOLDERS

4.1   Matters Requiring the Approval of the Unitholders.

(a) Notwithstanding any provision of the Articles to the contrary, no action shall be taken by or on behalf of the Company in connection with any of the following matters without the prior unanimous written approval of the
      Unitholders:

      (i)   any amendment, restatement or revocation of the Articles;

      (ii) any amendment to or renewal of any FP Operative Document between the Company and any Unitholder or any of their respective Affiliates;

      (iii) any change in the scope of activity or strategic direction of the Company's business;

      (iv) any merger, consolidation or other business combination to which the Company or any of its Subsidiaries is a party, or any other transaction to which the Company is a party resulting in a Change of Control of the Company;

      (v) any sale, lease, pledge, assignment or other disposition of assets of the Company in an amount (in terms of consideration to be received by the Company) in excess of Y5,000,000 in one transaction or a series of related transactions, other than as expressly provided for in the FP Operative Documents or as set forth in the most recently approved Business Plan;

      (vi) the approval of any transaction or agreement between the Company and any Unitholder or any of their respective Affiliates (other than transactions or agreements expressly provided for or authorized by an FP Operative Document or the most recently approved Business Plan) or any amendment thereto (including the waiver of any material term thereof), other than any such transaction, agreement or amendment that contains generally available, arm's length commercial terms and is in an amount (in terms of payments to be made or the value of services or products to be provided or delivered) less than Y5,000,000 for any single transaction or agreement or for substantially identical transactions within a 24 month period (or a waiver that does not materially adversely affect the rights and benefits of the Company), other than as set forth in the most recently approved Business Plan;

      (vii) incurring Indebtedness in an amount in excess of Y1,000,000 or an increase in aggregate Indebtedness in excess of Y1,000,000 in any calendar quarter, other than as authorized by Section 5.1(d) (Matters Requiring the Approval of the Board of Directors);

     (viii) with respect to the Company or any of its Subsidiaries, (A) the voluntary commencement of any proceeding or the voluntary filing of any petition seeking relief under Japanese or foreign bankruptcy, insolvency, receivership or similar law, (B) the consent to the institution of, or the failure to contest in a timely and appropriate manner, any involuntary proceeding or any involuntary filing of any petition of the type described in clause (A) above,
            (C) the application for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company, or for a substantial part of its property or assets, (D) the filing of an answer admitting the material allegations of a petition filed against the Company in any such proceeding described above, (E) the consent to any order for relief issued with respect to any such proceeding described above, (F) the making of a general assignment for the benefit of creditors, (G) the admission in writing of the Company's inability, or the failure of the Company generally, to pay its debts as they become due or (H) the taking of any action for the purpose of effecting any of the foregoing;

       (ix) subject to Section 9.1(a) and Appendix A, the granting of consent to the transfer of any Units;

        (x) the winding up, dissolution or liquidation of the Company or any of its Subsidiaries (other than the dissolution of the Company pursuant to and as contemplated by Section 11 (Dissolution));

       (xi) the acquisition of any business, entry into any joint venture or partnership, or creation of any direct or indirect Subsidiary of the Company;

      (xii) the commitment of the Company to any development project;

     (xiii) the sale, license, assignment or other Transfer of any of the Company's intellectual property owned or in its possession (including any technology or know-how, whether or not patented, any trademark, trade name or service mark, any copyright or any software or other method or process);

      (xiv) any increase or decrease in the capital amount of the Company, whether by increasing the number of the Units or increasing the par value per Unit or otherwise; and

      (xv) any other matter material to the operation, staffing, business or financial condition of the Company.

(b) Each Unitholder may exercise its vote by proxy; provided, that such proxy shall submit to the Company, prior to the relevant General Meeting of Unitholders, as defined in the Japan Act (the "General Meeting of Unitholders"), a power of attorney duly signed by the Unitholder and/or other document establishing its power of representation; and provided, further, that the conferment of the power of proxy for one General Meeting of Unitholders shall not be deemed to be a conferment of the power of proxy for any subsequent General Meeting of Unitholders.

(c) Notwithstanding the requirements of Section 4.1(a) (Matters Requiring the Approval of the Unitholders) relating to agreements between the Company and any Unitholder or any of their respective Affiliates, any question regarding a material default or alleged material default (including any question regarding a breach of representation or alleged breach of representation) under any FP Operative Document between the Company and any Unitholder or any of their respective Affiliates shall be subject to the dispute resolution process set forth in Sections 10.3(a) and (b) (Dispute Resolution; Deadlock).

4.2   General Meetings of Unitholders.

(a) An annual General Meeting of Unitholders shall be held within three (3) months from the date immediately following the last day of each Fiscal Year of the Company. A special General Meeting of Unitholders may be held at any time and may be called by a resolution of the Board of Directors or in any other manner permitted by the Japan Act or the Articles. All General Meetings of Unitholders shall be called and held in accordance with the Articles and the Japan Act. The General Meetings of Unitholders may be held at the Company's principal office or at any other location, or, if all the Unitholders agree, and to the extent then permitted by the Japan Act, by telecommunications conferences by means of which all persons participating in the meeting can hear and be heard by each other, provided that such communications equipment continues to be operational throughout the meeting. To the extent then permitted by the Japan Act, the Unitholders may by unanimous written consent effect any resolution that could otherwise be resolved at a meeting of the Unitholders.

(b) Except as otherwise provided in this Agreement, each Unitholder shall be entitled to one vote for each Unit owned by such Unitholder.

(c) The minutes of every General Meeting of Unitholders shall be kept with the Company's records referred to in Section 5.5 (Records).

(d) The quorum necessary for any General Meeting of Unitholders shall be those Persons entitled to cast all of the votes held by the Unitholders. A quorum shall be deemed not to be present at any meeting for which notice was not properly given under the Articles or the Japan Act, unless the Unitholder as to whom such notice was not properly given attends such meeting without protesting the lack of notice or duly executes and delivers a written waiver of notice or a written consent to the holding of such meeting.

4.3 Restrictions on Unitholders. No Unitholder may, without the prior written consent of the other Unitholder:

(a)   confess any judgment against the Company;

(b) enter into any agreement on behalf of or otherwise purport to bind the other Unitholder or the Company;

(c)   do any act in contravention of this Agreement;

(d) except as contemplated by Section 11 (Dissolution), dispose of the goodwill or the business of the Company; or

(e) assign the property of the Company in trust for creditors or on the assignee's promise to pay any Indebtedness of the Company.

5.    MANAGEMENT AND OPERATIONS OF COMPANY

5.1   Meetings of the Board of Directors.

(a) General. Except as otherwise provided herein, the Board of Directors is vested with complete and exclusive power to direct and control the Company and to manage the Company as provided by the Articles and this Agreement, as it may be amended from time to time. The Board of Directors shall have the power to delegate such responsibilities as it may deem appropriate from time-to-time (including certain day-to-day responsibilities set forth in Section 5.2 (Officers; Employees) and Section 5.3 (Y3 Operating Committee)).

(b)   Members of the Board of Directors; Voting; etc.

      (i) The Board of Directors of the Company shall consist of six (6) Directors, three (3) of which shall be nominated by Toshiba, and the other three (3) of which shall be nominated by SanDisk; provided that the total number of Directors of the Company may be changed by mutual agreement of the Unitholders. Each Unitholder shall vote its Units to elect as Directors those persons nominated by the other Unitholder.

      (ii) Directors shall be elected to serve until complete adjournment of the annual meeting of Unitholders for the fiscal year last to end within one (1) year after his or her assumption of the directorship, and shall be eligible for re-election.

      (iii) Subject to the fiduciary duty of Directors under the Japan Act, each Director shall serve at the pleasure of the designating Unitholder and may be removed as such, with or without cause, and his successor designated, by the designating Unitholder. Each Unitholder shall have the right to designate a replacement Director in the event of any vacancy among such Unitholder's appointees. Each Unitholder shall vote its Units in favor of any such removal and in favor of any such replacement Director.

      (iv) Each Unitholder shall bear any cost incurred by any Director nominated by it to serve on the Board of Directors, and no Director shall be entitled to compensation from the Company for serving in such capacity.

      (v) Each Unitholder shall notify the other Unitholder and the Company of the name, business address and business telephone, e-mail address and facsimile numbers of each Director that such Member has nominated to the Board of Directors. Each Unitholder shall promptly notify the other Unitholder and the Company of any change in such Unitholder's nominated or of any change in any such address or number.

      (vi) For purposes of any approval or action taken by the Board of Directors, each Director shall have one vote. Unless otherwise required under Japanese law, unanimous agreement is required for valid action to be taken by the Board of Directors.

      (vii) At any meeting of the Board of Directors, each Director may exercise his vote by proxy; provided, that such proxy shall submit to the Company, prior to the relevant meeting, a power of attorney duly signed by the Director and/or other document establishing its power of representation; and provided, further, that the conferment of the power of proxy for one meeting of the Board of Directors shall not be deemed to be a conferment of the power of proxy for any subsequent meeting of the Board of Directors.

     (viii) The quorum necessary for any meeting of the Board of Directors shall be those Directors entitled to cast all of the votes held by the members of the Board of Directors. A quorum shall be deemed not to be present at any meeting for which notice was not properly given under Section 5.1(c) (Meetings, Notices, etc.), unless the Director or Directors as to whom such notice was not properly given attend such meeting without protesting the lack of notice or duly execute and deliver a written waiver of notice or a written consent to the holding of such meeting.

(c) Meetings, Notice, etc. Meetings of the Board of Directors shall be held at such location or locations as may be selected by the Board of Directors from time to time.

      (i) Regular meetings of the Board of Directors shall be held on such dates and at such times as shall be determined by the Board of Directors and shall be held at least on a quarterly basis, unless otherwise agreed by the Directors.

      (ii) Notice of any regular meeting or special meeting pursuant to Section 5.1(c)(iii) shall be given to each Director at least ten (10) Business Days prior to such meeting in the case of a meeting in person or at least five (5) Business Days prior to such meeting in the case of a meeting by conference telephone or similar communications equipment pursuant to Section 5.1(c)(vii), which notice shall state the purpose or purposes for which such meeting is being called and include any supporting documentation relating to any action to be taken at such meeting.

      (iii) Special meetings of the Board of Directors may be called by any Director by notice given in accordance with the notice requirements set forth in Section 5.1(c)(ii); provided that the Directors appointed by the Unitholder that is not represented by the Director calling such special meeting shall be entitled to select a convenient location for the meeting and to suggest an alternative time or times if the designated time is not convenient for them. No action may be taken and no business may be transacted at such special meeting which is not identified in such notice unless (A) such action or business is incidental to the action or business for which the special meeting is called or (B) such action or business does not materially adversely affect any Unitholder or the Company.

      (iv) Each Unitholder may invite a reasonable number of observers to all meetings of the Board of Directors.

      (v) The minutes of each meeting of the Board of Directors shall be delivered to all Directors within twenty (20) calendar days after such meeting. Material to be presented at a Board of Directors meeting shall be delivered to all Directors ten (10) Business Days prior to such meeting if feasible in light of the circumstances giving rise to the need for such meeting, or in any event a minimum of five (5) Business Days prior to such meeting.

      (vi) The actions taken by the Board of Directors at any meeting, however called and noticed, shall be as valid as though taken at a meeting duly held after regular call and notice if (but not until), either before, at or after the meeting, each Director as to whom such meeting was improperly held duly executes and delivers a written waiver of notice or a written consent to the holding of such meeting; provided, however, any Director who is present at a meeting and does not protest the failure of notice shall be deemed to have received adequate notice thereof. A vote of the Board of Directors may be taken only (A) at a meeting of the members thereof duly called and held or (B) without a meeting by the execution by the Directors eligible to cast all the votes on the Board of Directors of a consent setting forth the action so taken, and identified as a unanimous written consent of the Directors.

      (vii) Upon the consent of all Directors, a meeting of the Board of Directors may be held by conference telephone or similar communications equipment by means of which all Directors participating in the meeting can be heard by all other participants; provided that such communications equipment continues to be operational throughout the meeting. Any Director may elect to participate in a meeting by conference telephone or similar communications equipment upon sufficient advance notice to permit arrangements therefor to be made.

     (viii) At each meeting, the Board of Directors shall consider (A) any of the items set forth in Section 5.1(d) (Matters Requiring the Approval of the Board of Directors) that may require the Board of Directors' attention, (B) any items added to the Board of Directors' agenda for discussion by any Unitholder and (C) such other matters as the Board of Directors decides to review; provided, however, that the Directors shall not be required to vote or take other action (other than carrying on discussions) on matters that were not placed on the meeting agenda at least five (5) Business Days in advance of the time set for the meeting unless such action or business is incidental to the action or business which was otherwise properly on the agenda and considered at such meeting.

      (ix) The Board of Directors shall, from time to time, elect one of its members to preside at its meetings. The Board of Directors may establish reasonable rules and regulations to (A) require officers to call meetings and perform other administrative duties, (B) limit the number and participation of observers, if any, and require them to observe confidentiality obligations and (C) otherwise provide for the keeping and distribution of minutes and other internal Board of Directors governance matters not inconsistent with the terms of this Agreement.

      (x) Subject to the Japan Act, the Board of Directors shall have the authority to establish subcommittees and to delegate to any such subcommittee any of the Board of Directors' responsibilities; provided, however, the power of the Board of Directors to approve the matters set forth in Section 5.1(d) (Matters Requiring the Approval of the Board of Directors) may not be delegated to a subcommittee.

(d) Matters Requiring the Approval of the Board of Directors. Notwithstanding any provision of the Articles to the contrary, no action may be taken by or on behalf of the Company in connection with any of the following matters without the unanimous written approval of the Board of Directors:

      (i) any sale, lease, pledge, assignment or other disposition of assets of the Company in an amount (in terms of consideration to be received by the Company) in excess of Y1,000,000 in one transaction or a series of related transactions, other than as set forth in the most recently approved Business Plan;

      (ii) the approval of any transaction or agreement between the Company and any Unitholder or any of their respective Affiliates (other than transactions or agreements expressly provided for or authorized by an FP Operative Document or the most recently approved Business
            Plan) or any amendment thereto (including the waiver of any material term thereof), other than any such transaction, agreement or amendment that contains generally available, arm's length commercial terms and is in an amount (in terms of payments to be made or the value of services or products to be provided or delivered) less than Y1,000,000 for any single transaction or agreement or for substantially identical transactions within a 24 month period (or a waiver that does not materially adversely affect the rights and benefits of the Company), other than as set forth in the most recently approved Business Plan;

      (iii) the purchase, lease, license or other acquisition of (A) personal property or services or (B) any list of capital equipment approved by the Unitholders, in each case in an amount (in terms of payments to be made or the value of services of products to be provided or delivered) exceeding Y1,000,000 in any one transaction or a series of related transactions, other than as provided for in the most recently approved Business Plan;

      (iv) the selection of attorneys, accountants, auditors and financial advisors;

      (v) the adoption of accounting and tax policies, procedures and principles;

      (vi)  incurring any Indebtedness;

      (vii) the hiring or termination of any employees referenced in Section 5.2(a) (Officers; Employees) who are not FP Secondees, if any;

     (viii) the adoption of or changes to the forms of confidentiality, assignment or disclosure of intellectual property or employment agreements to be entered into between the Company and its employees;

      (ix) the adoption of or changes to any employee benefit plan, including any incentive compensation plan;

      (x)   the amount and timing of any distributions;

      (xi) the commencement or settlement of litigation by or against the Company;

      (xii) the purchase, sale or lease (as lessor or lessee) of any real property;

     (xiii) any acquisition of securities or any other ownership interest in any entity;

      (xiv) the making of any public announcements by or on behalf of the Company; provided, that in any case any such public announcements must otherwise comply with the requirements of Section 5.2 (Public Announcements) of the Master Agreement, if applicable;

      (xv) the entry into or amendment of any collective bargaining arrangements or the waiver of any material provision or requirement thereof;

      (xvi) the approval of a proposed Business Plan, or the amendment to the most recently approved Business Plan, in each case including the operating budget contained therein;

     (xvii) the incurrence of capital expenditures in excess of those provided for in the most recently approved Business Plan or the commitment of the Company to any development projects other than as provided for in the most recently approved Business Plan;

    (xviii) subject to Section 5.1(c)(x), the establishment of any subcommittees or delegation of authority of the Board of Directors;

      (xix) the authorization and approval of any filing with, public comments to, or negotiation/discussion with, any Governmental Authority (excluding regular operating filings and other routine administrative matters);

      (xx) the approval of Unique Activities to be performed by the Company at the request of any Unitholder, in connection with which the Board of Directors shall be satisfied that such Unitholder has reached agreement with the Company as to the payment by such Unitholder of all costs incurred in connection with such Unique Activities and that adequate provision has been made by such Unitholder for the funding of any additional required capital expenditures required in conjunction with such Unique Activities;

      (xxi) the decision of the Company to negotiate external sources of additional wafer fabrication capacity for NAND Flash Memory Products;

     (xxii) any dispute referred to the Board of Directors by the Y3 Operating Committee pursuant to Section 5.3(b); and

    (xxiii) such other matters as the Board of Directors decides, in its sole discretion, to review.

5.2   Officers; Employees.

(a) Unless otherwise mutually agreed by the Unitholders, the Directors of the Company with specific titles shall be designated as: the Representative Director/President/Chief Executive Officer ("President") and the Representative Director/Executive Vice President ("Executive Vice President"). The President and Executive Vice President shall be elected by the Board of Directors and serve three successive one-year terms, with the first such set of terms ending at complete adjournment of the annual meeting of Unitholders for the fiscal year last to end within one (1) year after his or her assumption of the officership. Toshiba shall have the right to nominate the first President and SanDisk shall have the right to nominate the first Executive Vice President, and then the Unitholders will then alternate such nominating rights for each three year term for such positions. Each nominee for the President and for the Executive Vice President shall be subject to the consent of the non-nominating Unitholder, which consent shall not unreasonably be withheld. In addition to the President and Executive Vice President, the Board of Directors may appoint such other officers from time to time as it deems necessary or advisable in the conduct of the business and affairs of the Company. Any individual may hold more than one office.

(b) The President shall have the authority to retain other senior management of the Company, subject to the prior approval of the Board of Directors.

(c) The Company shall have agreements with and policies applicable to each of its officers, employees and consultants who are not FP Secondees, in forms acceptable to each Unitholder, and shall also have appropriate arrangements with its FP Secondees, in each case with respect to (i) protection of confidential information, (ii) patent and copyright assignment, (iii) invention disclosure (including improvements and advances) and assignments thereof and (iv) in respect of certain employees who are not FP Secondees, non-competition.

5.3   Y3 Representatives; Y3 Operating Committee.

(a) The Company shall have an Operating Committee for Y3 Facility operations (the "Y3 Operating Committee") consisting of the general manager of Y3 Facility, who Toshiba shall cause to be the deputy general manager of the Yokkaichi Facility (the "Toshiba Representative"), and a SanDisk representative, who shall represent SanDisk on a day-to-day basis at the Y3 Facility (the "SanDisk Representative"). SanDisk and Toshiba shall each have the sole right to appoint the SanDisk Representative and the Toshiba Representative, respectively; provided that each Unitholder shall notify the other Unitholder in advance of any replacement of its representative. If a Unitholder requests in good faith that the other Unitholder's representative be replaced with another person from the other Unitholder's organization, the other Unitholder shall consider and discuss in good faith with the requesting Unitholder such request, provided that such replacement, if any, shall be determined solely by such other Unitholder. SanDisk shall pay for all expenses of the SanDisk Representative related to his or her activities at the Y3 Facility, including salaries and traveling expenses. The Company shall pay for all expenses of the Toshiba Representative related to his or her activities in connection with the Y3 Operating Committee or otherwise at the Y3 Facility, subject to anything to the contrary in the accounting standards and methodologies in the Master Agreement.

(b) The Y3 Operating Committee shall work together and endeavor to make the Y3 Facility the most advanced and competitive memory fabrication facility in the world. The Y3 Operating Committee shall have the authority to determine all matters concerning the day-to-day operations of the Company and the Y3 Facility, subject to those matters reserved herein to the Board of Directors or the Unitholders as well as to the requirements of this Agreement, the Articles and the Japan Act. The Y3 Operating Committee shall communicate on a day-to-day basis with respect to the status of Y3 Facility operations and any other issues that may arise, and shall meet in person no less than two (2) times per week, or such other times and frequency as may be agreed upon by all members of such committee. If the members of the Y3 Operating Committee are unable to agree on any issue after thirty (30) days, they shall submit such matter together with their respective recommendations to the Board of Directors, which shall endeavor to immediately resolve the issue. If the Board of Directors is unable to agree on any such issue after ten (10) days, such issue shall be submitted to the Management Committee for final resolution.

(c) The Y3 Operating Committee shall hold a monthly review meeting in English at the Yokkaichi Facility on [***] of each calendar month, unless otherwise agreed by the Unitholders or the Y3 Operating Committee. The Y3 Operating Committee shall prepare and distribute to each Unitholder (at least three Business Days in advance of the monthly review meetings) monthly reports in English with respect to the engineering activities, operations and financial affairs of the Company and the Y3 Facility.

(d) Upon the request of either Unitholder, the Y3 Operating Committee shall provide the Unitholders with (i) any management or operation reports of the Company related to the Y3 Facility (which neither Unitholder shall have an obligation to translate) and (ii) simultaneously in Japanese and English, those management and operating reports identified on Schedule 5.3 as mutually agreed upon from time to time by the Parties. Upon reasonable request from SanDisk, Toshiba employees shall explain such reports to SanDisk's employees and respond to questions from SanDisk's employees; provided, however that SanDisk acknowledges and agrees that Toshiba shall not be responsible for SanDisk's failure to understand any such reports.

5.4 Insurance. The Company shall maintain insurance against such liabilities and other risks associated with the conduct by the Company of its business and in such amounts and against such risks as agreed by the Unitholders, and in any event as is generally maintained by companies engaged in a business similar to that of the Company.

5.5 Records. The Company shall maintain the following records at its principal office:

(a) a current list of the full name set forth in alphabetical order and last known business address of each Unitholder and Director;

(b)   a copy of the Articles, and all articles of amendment thereto;

(c)   a copy of this Agreement and all amendments hereto;

(d) a copy of all financial statements of the Company for the three most recent Fiscal Years;

(e) a copy of the Company's income tax or information returns and reports, if any, for the three most recent years;

(f) a copy of all indentures, loan agreements, lease agreements, guarantees, security agreements, promissory notes, licensing or other intellectual property agreements, agreements that relate to the payment or receipt by the Company of amounts in excess of Y5,000,000 or that are not terminable by the Company upon ninety (90) days notice, documents, if any, evidencing employee compensation arrangements, employee pension or other benefit arrangements, and similar documents and instruments executed and delivered by the Company;

(g)   a list of all contributions made to the Company by the Unitholders; and

[***] INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

(h)   a record of all distributions by the Company to each Unitholder.

The Unitholders and/or the Directors and/or their respective designees (which shall be limited to its employees or professional advisers subject to appropriate confidentiality obligations) shall have reasonable access to the records during normal business hours upon reasonable request. Copies of records shall be made available and delivered to the Unitholders and/or the Directors promptly after reasonable request for same, provided the requesting party pays for copy and delivery charges.

6.    CAPITAL CONTRIBUTIONS; DISTRIBUTIONS

6.1   Capital Contributions.

(a) The Unitholders shall be deemed to have made Capital Contributions to the Company in the amounts set forth opposite their respective names on
      Schedule 6.1.

(b) Except as provided in Section 2.1(b), no Unitholder shall be obligated to make any additional Capital Contributions to the Company, unless otherwise mutually agreed upon by the Unitholders in writing, in which case such additional Capital Contributions shall be made in proportion to the Unitholders' respective Percentages as of the date of such additional Capital Contribution.

6.2   Distributions.

(a) General. Notwithstanding any provision of the Articles to the contrary, and subject to Section 11.8 (Liquidation Proceeds), unless otherwise agreed by the Unitholders, no distributions of cash (or in the case of Section 11.8, other property) shall be made by the Company to the Unitholders for a period of three (3) years from the date of this Agreement, and thereafter all distributions of cash (or, in the case of Section 11.8, other property) by the Company to the Unitholders shall be made in Japanese Yen at the times and in the amounts determined by the Board of Directors. Except as provided in Section 11.8, each distribution to the Unitholders shall be made on a pro rata basis based upon the respective Percentages of the Unitholders as of the date of such distribution.

(b) Distribution for Taxes. Notwithstanding Section 6.2(a), subject to the Japan Act and other applicable law, the Company shall make, in respect of each Fiscal Year in which SanDisk must recognize taxable income of the Company in SanDisk's US federal, state and local income and franchise tax returns, a distribution to SanDisk to the extent necessary to meet SanDisk's aggregate US tax liability with respect to such taxable income, with such liability calculated at the highest US, state and local corporate tax rates as may be then applicable to SanDisk. SanDisk will make a request upon the Company for such distribution as soon as is practicable after the filing of SanDisk's applicable US tax returns. Following receipt of such request, the Company shall make the requested distribution on the next date on which the Company is permitted to make distributions pursuant to the Japan Act. Simultaneously therewith, the Company shall also make a distribution to Toshiba in an amount equal to the amount of the per Unit distribution made to SanDisk pursuant to this
      Section 6.2(b). Any such prior distributions shall be taken into account upon any purchase and sale of Units under Section 10 (Certain

      Agreements of the Unitholders) or dissolution of the Company under Section 11 (Dissolution) hereof. If necessary, the Board of Directors shall consider capital reductions to the extent that any such capital reduction will not adversely affect the Y3 Facility's operations.

6.3 No Interest. No interest shall be payable to the Unitholders on their Capital Contributions or otherwise in respect of the capital of the Company.

6.4 Return of Capital Contributions. Except as expressly provided herein, no Unitholder shall be entitled to the return of any part of such Unitholder's Capital Contributions.

7.    ADDITIONAL CONTRIBUTIONS

      No Unitholder shall be obligated under this Agreement or the Articles to contribute any additional amounts to the Company or otherwise to be liable for the debts and obligations of the Company.

8.    ACCOUNTING AND TAXATION

8.1   Financial Accounting Conventions.

(a)   The Company shall adopt and follow Japanese GAAP.

(b) Notwithstanding anything to the contrary in Appendix A, the first Fiscal Year shall begin on April 1, 2004 and end on March 31, 2005.

(c) The Company shall in principle (but subject to applicable Law) utilize a five-year straight line depreciation method for manufacturing equipment.

8.2 Maintenance of Books of Account. The Company shall keep or cause to be kept at its principal office, or such other location as the Board of Directors shall designate, full and complete books of account. The books of account shall be maintained in a manner that provides sufficient assurance that transactions of the Company are recorded so as to comply with all applicable laws and to permit (a) the preparation of the Company's consolidated financial statements in accordance with Japanese GAAP and (b) the Unitholders to account for their interest in the Company in accordance with Japanese GAAP.

8.3   Financial Statements.

(a) Annual Statements. As soon as practicable following the end of each Fiscal Year (and in any event not later than fifty-two (52) days after the end of such Fiscal Year), the Company shall prepare and deliver to each Unitholder and each Director, audited consolidated and consolidating balance sheets of the Company as of the end of such Fiscal Year and the related audited consolidated and consolidating statements of operations, the Unitholders' capital accounts and cash flows of the Company for such Fiscal Year (or similar statements if such statements change as the result of changes in Japanese GAAP), together with appropriate notes to such consolidated financial statements, and in each case setting forth in comparative form the corresponding figures for the preceding Fiscal Year and for the budget for the Fiscal Year just completed. Such financial statements shall be accompanied by (i) the report of the Accountants to the effect that such financial statements (except for the comparison to the budget) have been prepared in conformity with Japanese GAAP (except as otherwise specified in such report) and that the audit of such financial statements has been performed in accordance with Japanese GAAP and (ii) a report as to all transactions (including the nature, type and amount) between the Company and each Unitholder and their respective Affiliates. The Company shall conduct its business such that the report of the Accountants shall not contain any qualifications as to the scope of the audit or with respect to the Company's compliance with Japanese GAAP, except for changes in methods of accounting in which such Accountants concur and except that the foregoing shall not be deemed to obligate any Unitholder to contribute any capital to the Company. The Company shall also provide SanDisk with an English version of such report, which shall contain sufficient data to enable SanDisk to prepare a reconciliation of the Company's financial reports from Japanese GAAP to United States GAAP. The Company shall deliver to SanDisk, at SanDisk's request and expense, any other financial information related to the Company that is reasonably requested by SanDisk for US Federal, state, and local income or franchise tax purposes.

(b)   Quarterly Statements.

      (i) As soon as practicable following the end of each Fiscal Quarter (and in any event not later than ten (10) days after the end of such Fiscal Quarter), the Company shall prepare and deliver to each Unitholder and each Director unaudited consolidated and consolidating balance sheets of the Company as of the end of such Fiscal Quarter and the related unaudited consolidated and consolidating statements of operations, the Unitholders' capital accounts and cash flows of the Company for such Fiscal Quarter and for the Fiscal Year to date (or similar statements if such statements change as the result of changes in Japanese GAAP), in each case setting forth in comparative form the corresponding figures for the preceding Fiscal Quarter, for the corresponding Fiscal Quarter of the preceding Fiscal Year and for the budget for the Fiscal Quarter just completed and for the Fiscal Year to date.

      (ii) The financial statements for such Fiscal Quarter shall be accompanied by a certificate of the principal accounting or financial officer of the Company to the effect that such financial statements have been prepared under such officer's supervision and that, although such financial statements do not contain the footnotes and other disclosures required to be presented in interim financial statements by Japanese GAAP, such financial statements, in such officer's judgment, fairly present the financial condition and results of operations of the Company as of the date and for the periods indicated, subject to normal recurring year-end audit adjustments. The Company shall deliver to SanDisk, at SanDisk's request and expense, any other financial information related to the Company that is reasonably requested by SanDisk for US financial reporting or Federal, state, and local income or franchise tax purposes.

(c) The Company shall obtain a professional tax audit from a qualified accountant complying with Japanese GAAP by May 22 of each year (including an English translation thereof). As part of its engagement of its auditors, the Company shall cause its auditors to provide such English language financial statements, audit reports, US GAAP reconciliations and consents as are required (or reasonably requested by SanDisk) in connection with SanDisk's filings with the United States Securities and Exchange Commission; provided that SanDisk shall pay for all the costs relating to such auditors' work. SanDisk may also request that the Company provide SanDisk with "comfort letters" in the manner customary for Japanese auditors in connection with public offerings in the United States, at SanDisk's own expense.

(d) Monthly Reports. Each month, the Company shall prepare and deliver to each Unitholder and each Director the reports and other information set forth on Schedule 8.3. Such reports and other information will become available at the respective times set forth on Schedule 8.3.

(e) Business Plan. Subject to Sections 10.3(c), (e) and (f), and provided that the most recently approved Business Plan does not provide for the next Fiscal Year, the Company shall, not later than [***] prior to the commencement of each Fiscal Year, deliver to each Unitholder a copy of the Business Plan, including the Company's monthly budgets, for the upcoming Fiscal Year, as approved by the Board of Directors.

(f) Legal Proceedings. The Company shall promptly inform each Unitholder and each Director with regard to litigation, governmental investigations, material government notices and threatened legal proceedings.

8.4 Other Reports and Inspection. The Company shall furnish promptly to each Unitholder such other reports, financial data and information relating to the Company as such Unitholder may reasonably request and shall require the Accountants to provide to each Unitholder copies of any document related to the Company in the possession of the Accountants as such Unitholder may reasonably request. The Company shall, upon reasonable prior notice and during normal business hours, make available to each Unitholder and their respective professional advisors, from time to time as requested by such Unitholder, all properties, assets, books of account, corporate records, contracts and documentation, if any, relating to employee benefits of the Company, and any other material requested by such Unitholder for inspection and, in the case of books of account, corporate records, contracts and documentation, if any, relating to employee benefits, copying, and shall use reasonable efforts to make available to such Unitholder the Accountants and the key employees of the Company for interviews to verify any information furnished or to enable such Unitholder otherwise to review the Company and its operations. The Company may condition such availability upon the entering into of reasonable and appropriate confidentiality agreements. Notwithstanding the foregoing, the Company will not make available to any Unitholder information provided to the Company on a confidential basis by any other Unitholder without the consent of such other Unitholder.

[***] INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED
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8.5   Characterization. For the purposes of US federal, state and local income and franchise taxation, the Unitholders intend that the Company shall be treated as a partnership at all times, and shall take all actions, including the execution of other documents required to be filed by the Code, as may be reasonably required to qualify for and receive treatment as a disregarded entity and as a partnership, as the case may be, for such US tax purposes. SanDisk shall bear all costs and expenses incurred by the Company or any Unitholder in connection with any action required to be taken pursuant to this Section. Notwithstanding the foregoing, the Company shall have no obligation to take any action under this Section that would have an adverse effect on it or any Unitholder under any Japanese Governmental Rule.

8.6 Deposit of Funds. All funds of the Company and its Subsidiaries not otherwise employed shall be deposited from time to time to its credit in such banks, trust companies or other depositories, or invested in such other investments held as cash equivalents, as the Board of Directors shall authorize. The funds of the Company and its Subsidiaries shall not be commingled with the funds of any Unitholder or any of their respective Affiliates.

9.    UNITS OF CONTRIBUTION; DISPOSITION OF UNITS

9.1   Restrictions on Transfer of Units.

(a) No Unitholder (nor any permitted transferees of any Unitholder) may Transfer any interest in the Company, including any of such Unitholder's Units, to any Person, except by a Change of Control; provided, that any Unitholder may Transfer all of its interest in the Company, including all of its Units, to any one (1) of their respective Affiliates, with the prior written consent of every other Unitholder, which consent shall not be unreasonably withheld; and provided, further, that (i) the transferee agrees in writing to become a party hereto and assumes all the obligations of the transferring Unitholder hereunder and under each other FP Operative Document to which the transferring Unitholder is a party (except to the extent the express terms of the Patent Indemnification Agreement condition its transferability on the consent of the non-transferring Unitholder and such Unitholder has not consented to Transfer thereof), and (ii) immediately after giving effect to such Transfer, no Event of Default or an event or condition that with the giving of notice or lapse of time or both would constitute an Event of Default with respect to the transferee Unitholder shall exist. Following the effectiveness of any such Transfer, the transferring Unitholder shall no longer have the transferred right, title or interest in the Company or any rights under this Agreement and the transferee shall be substituted as a Unitholder for all purposes of this Agreement. The transferring Unitholder shall, however, remain responsible for all obligations under this Agreement and the other FP Operative Documents for any transferee which is an Affiliate of the transferring Unitholder and shall not be released or discharged from any existing liability or obligation to any Person. Any subsequent Transfer of an ownership interest in such Affiliate by the transferring Unitholder shall be deemed to constitute a Transfer of Units requiring compliance with this Section 9.1.

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(b)   If a Unitholder Transfers its entire interest in the Company pursuant to
      Section 9.1(a), the transferee shall succeed to all the rights and obligations of such Unitholder under this Agreement.

(c) Any Unitholder may agree to pay amounts equal to distributions received by such Unitholder from the Company to a third party in its sole discretion pursuant to a Permissible Assignment Agreement. "Permissible Assignment Agreement" means an agreement between a Unitholder and another Person (the "Permissible Assignee") which:

      (i) provides for the grant by such Unitholder to the Permissible Assignee of the right to receive amounts equal to distributions received by such Unitholder from the Company pursuant to Section 6 or 11 of this Agreement, but does not give the Permissible Assignee any Units or any other rights whatsoever with respect to the Company;

      (ii) provides that under no circumstances (including any Bankruptcy Event in respect of such Unitholder) may any claim be made by the Permissible Assignee against the Company or any such Unitholder or any Affiliate of any such Unitholder or any of their respective assets, under or in connection with such agreement, even if such Unitholder defaults in performance thereunder;

      (iii) provides that the rights of the Permissible Assignee under such agreement may not be transferred without the prior written consent of each Unitholder and that any such Transfer without such consents shall be null and void;

      (iv) may not be amended, nor any provision thereof waived, in a manner that would cause it not to be a Permissible Assignment Agreement, without the prior written consent of the non-assigning Unitholder;

      (v) provides that the assigning Unitholder is authorized to Transfer its entire interest in the Company pursuant to Section 9.1(a) free and clear of any interest of the Permissible Assignee and without any liability on the part of the transferee thereunder to the Permissible Assignee; and

      (vi) contains an express acknowledgment by the Permissible Assignee, for the benefit of the non-assigning Unitholder and the Company, to the effect of clauses (i)-(v) above.

      The assigning Unitholder shall ensure that any payment due to a Permissible Assignee pursuant to or in connection with a Permissible Assignment Agreement shall be made in full to such Permissible Assignee when due.

9.2 Admission of New Unitholders. No Person shall have the right to become a Unitholder unless and until all the following conditions are satisfied:

(a) except in the case of a Transfer of all of a Unitholder's Units to an Affiliate of such Unitholder in accordance with Section 9.1(a) (Restrictions on Transfer of Units), such Person, the terms and conditions of such Person's admission as a Unitholder and the

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      rights appurtenant to the Units to be issued or Transferred, as applicable, to such Person are approved by all existing Unitholders and, if applicable, the creation of any new class or group of Units in the Company having different rights, powers and duties is reflected in amendments to the Articles and to this Agreement;

(b) such Person executes a counterpart of this Agreement and such other instrument or instruments as the Company and a non-transferring Unitholder may reasonably deem appropriate to affirm that the representations and warranties contained in the Master Agreement are true and correct with respect to such Person and that such Person agrees to be bound as a Unitholder by this Agreement and all of the covenants and agreements herein; and

(c) if requested by the Company, an opinion of counsel, a purchaser representation letter or other appropriate documentation is furnished to the Company establishing that the issuance or Transfer, as applicable, of Units to the new Unitholder will comply with the Japan Act.

      Except to the extent required by law, the Company shall have no obligation to recognize or to furnish information or make distributions to any new Unitholder or any transferee of a Unitholder who does not become a Unitholder in accordance with Section 9.1 (Restrictions on Transfer of Units) or this Section 9.2.

9.3 Withdrawal Prohibited. Except as otherwise expressly permitted by this Agreement, (i) no Unitholder may withdraw from the Company and (ii) no Unitholder may effect or cause a termination or dissolution of the Company without the prior written consent of all other Unitholders (which consent may be withheld in such other Unitholder's sole discretion).

9.4 Purchase of Additional Interest. At any time during the term of this Agreement and so long as SanDisk is a Unitholder, SanDisk shall have the right to purchase from Toshiba that number of Units which is equal to 0.1% of the total number of Units then issued and outstanding in the event that
      (i) Toshiba's patent umbrella does not adequately protect the Company or
      (ii) dissolution of the Company is commenced pursuant to Section 11 hereof. The purchase price of such Units shall equal 0.1% of the Company's Net Book Value as of the date of such transaction.

10.   CERTAIN AGREEMENTS OF THE UNITHOLDERS

10.1 Taxes and Charges; Governmental Rules. Each Unitholder shall (a) promptly pay all applicable Taxes and other governmental charges imposed against such Unitholder except to the extent any such Taxes or other charges are being contested in good faith by appropriate proceedings and (b) comply with all applicable Governmental Rules, in each case except to the extent that nonpayment or noncompliance will not have a material adverse effect on the Company.

10.2 Further Assurances. Following the Closing, each Unitholder shall, and shall cause its Affiliates and the Company to take all reasonable actions necessary or appropriate to, effectuate the transactions contemplated by this Agreement, and to obtain (and cooperate

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

      with the other Unitholder in obtaining) any Governmental Action or third party consent required to be obtained or made by it in connection with the transactions contemplated by this Agreement; provided, that no Burdensome Condition shall be made to exist with respect to such Unitholder or any of its Affiliates in connection therewith.

10.3  Dispute Resolution; Deadlock.

(a) The Unitholders shall endeavor to settle, through their respective designees to the Board of Directors, any disputes which may arise between them, including without limitation, failure by the Board of Directors to reach agreement (or failure to take a vote) on any matter requiring Board of Directors approval pursuant to Section 5.1(d) (Matters Requiring the Approval of the Board of Directors). The Unitholders shall attempt to resolve the issue or proposed action in question, to the extent practicable, in a manner consistent with the Company's most recently approved Business Plan, unless the issue in dispute is the adoption of a new Business Plan, in which case the provisions of Sections 10.3(c), (e) and (f) shall apply.

(b) If (i) the Unitholders are unable to agree on any matter requiring the approval of the Unitholders pursuant to Section 4.1(a) (Matters Requiring the Approval of the Unitholders), (ii) the Board of Directors is unable to agree on any matter requiring the approval of the Board of Directors pursuant to Section 5.1(d) (Matters Requiring the Approval of the Board of Directors) (other than the approval of any Business Plan, with respect to which the failure to agree shall be governed by Sections 10.3(c), (e) and
      (f)) or (iii) the Unitholders or the Board of Directors are otherwise unable to resolve a dispute on any other item (other than the approval of any Business Plan, with respect to which the failure to agree shall be governed by Sections 10.3(c), (e) and (f)), then any Unitholder may bring the matter to the attention of the General Manager Memory Division, Semiconductor Company of Toshiba, and the Chief Operating Officer of SanDisk (the "Designated Individuals"), who will attempt to find a resolution. If the matter has not been resolved within thirty (30) days of referral to the Designated Individuals, the matter will be referred to the Management Committee for a final decision, which decision will be final and binding on the Company and the Unitholders with respect to any matter specified in Sections 10.3(b)(i) and (ii) above. If an agreement is reached by the Management Committee, the mutually agreed resolution shall be implemented by the Company. Should no solution be agreed upon within thirty (30) days after submission of the matter to the Management Committee with respect to the matters specified in (iii) above, such matter shall be submitted to arbitration in accordance with Section 2.5 of the Appendix A. Should no solution be agreed upon within sixty (60) days after submission of the matter to the Management Committee with respect to the matters specified in Sections 10.3(b)(i) and (ii) above, then the action for which approval was requested will not occur, unless it is already included in the most recently approved Business Plan.

(c) Except as provided below, if by [***] of any calendar year during the term of this Agreement, commencing [***], the Board of Directors and the Unitholders have not approved and agreed upon a Business Plan for the upcoming Fiscal Year, then any Unitholder may refer the dispute to the Management Committee for a decision, which

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      decision shall be final and binding on the Company and the Unitholders. If a decision is reached by agreement of the Management Committee, such decision shall be implemented by the Company. Should no decision be reached within ninety (90) days after submission of the matter to the Management Committee, and unless the Unitholders have agreed to continue operations under the most recently approved Business Plan until a new Business Plan is approved, then within ten (10) Business Days thereafter any Unitholder may elect by written notice to all other Unitholders to declare a deadlock ("Deadlock"), except with respect to any issue where the Master Agreement expressly prohibits declaration of a Deadlock.

(d) If demand for both Unitholder's NAND Flash Memory Products is significantly below expectations, they shall address the matter as contemplated in Section 6.5(b)(ii) of the Master Agreement.

(e) Within thirty (30) days after a Unitholder has notified the other Unitholder of a Deadlock, either Unitholder (the "Initiating Unitholder") may submit to the other Unitholder (the "Responding Unitholder") a written irrevocable notice (the "Deadlock Dissolution Notice") to the effect that the Initiating Unitholder offers to sell to the Responding Unitholder or its designee the Initiating Unitholder's Units for a cash payment, by wire transfer of immediately available Japanese Yen, in an amount equal to the [***] as of the date of such transaction multiplied by the Initiating Unitholder's Percentage as of such date.

(f) The Responding Unitholder may accept such offer by written response to the Initiating Unitholder within forty-five (45) days of receipt of the Deadlock Dissolution Notice indicating that the Responding Unitholder elects to purchase the Units of the Initiating Unitholder. If the Responding Unitholder declines to exercise its right to purchase the Units of the Initiating Unitholder pursuant to this Section 10.3 or fails to respond to such Deadlock Dissolution Notice (or if both Unitholders submit Deadlock Dissolution Notices), the Company shall be dissolved pursuant to
      Section 11.1(d) (Events of Dissolution), at the end of a one-year period for the wind-down of operations commencing with the receipt of the Deadlock Dissolution Notice by the Responding Unitholder. During such one-year period, the Company's business shall be conducted in accordance with the most recently approved Business Plan except that additional capital expenditures will not be made except as required for line maintenance.

10.4 Remedies Upon Event of Default; Termination on Breach. If there has occurred and is continuing an Event of Default with respect to a Unitholder (upon such occurrence, such Unitholder is referred to herein as the "Defaulting Unitholder"), in addition to all other remedies available to the Company or the other Unitholder (the "Nondefaulting Unitholder"), whether under any of the FP Operative Documents or other agreements or by law, the Nondefaulting Unitholder shall have the option to take one or more of the following actions:

(a) give written notice to the Defaulting Unitholder of its intention to acquire all of the Units of the Defaulting Unitholder for a cash payment, by wire transfer of immediately available Japanese Yen, in an amount equal to the [***] of the Company as of the date of

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      such transaction multiplied by the Defaulting Unitholder's Percentage as of such date; and/or

(b) elect to dissolve the Company pursuant to Section 11.3 (Dissolution Upon Event of Default), in which case the affairs of the Company shall be wound up and the Company shall be dissolved in accordance with Section 11 (Dissolution).

10.5  Mechanics of Sale.

(a) The closing of any purchase and sale of Units pursuant to Section 10.3 (Dispute Resolution; Deadlock), 10.4 (Remedies Upon Event of Default; Termination on Breach), 11.4 (Dissolution by Unilateral Option) or 11.5 (Dissolution Upon Notice) shall take place not later than the [***] Business Day after notice of the purchase is given, as the case may be, except that such period shall be extended as necessary in order to comply with any Governmental Rule. The purchasing Unitholder shall pay for the Units being acquired by wire transfer of immediately available funds in Japanese Yen to an account specified by the selling Unitholder. The selling Unitholder shall execute all documents necessary to effect the conveyance of its Units, free and clear of all Liens, to the purchasing Unitholder. In addition, the Unitholders shall enter into an indemnity and release agreement, in a form reasonably satisfactory to each Unitholder, indemnifying and holding harmless the selling Unitholder and its Affiliates for liabilities or claims made after the date of the purchase and sale under any guarantees or other agreements supporting the obligations of the Company which may have been extended by the selling Unitholder or any of its Affiliates. The Unitholders shall also reach agreement on a reasonable transition plan of up to six months in connection with services provided to the Company by FP Secondees assigned to the Company by the Selling Unitholder.

(b) If a Unitholder elects to acquire all of the Units of the other Unitholder pursuant to Section 10.3 (Dispute Resolution; Deadlock), 10.4 (Remedies Upon Event of Default; Termination on Breach), 11.4 (Dissolution by Unilateral Option) or 11.5 (Dissolution Upon Notice), such Unitholder shall be obligated to take all actions required of it to consummate the applicable purchase and sale on the date determined pursuant to this
      Section 10.5 (Mechanics of Sale). If any Unitholder has the right to purchase the Units of any other Unitholder, such Unitholder shall have the right to assign such right to purchase to any other Person.

11.   DISSOLUTION

11.1 Events of Dissolution. The Company shall be dissolved and shall commence winding up its affairs upon the first to occur of the following:

(a) the expiration of the term of the Company pursuant to Section 2.4 (Term; Extension);

(b)   the agreement of the Unitholders to dissolve the Company pursuant to
      Section 11.2 (Dissolution by Agreement);

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(c)   the election of the Nondefaulting Unitholder pursuant to Section 11.3
      (Dissolution Upon Event of Default);

(d) the first anniversary of the receipt by either Unitholder of a Deadlock Dissolution Notice submitted with respect to a failure of the Unitholders to approve and agree upon a Business Plan pursuant to Section 10.3 (Dispute Resolution; Deadlock) if either (i) the Responding Unitholder declines to exercise its right to purchase the Units of the Initiating Unitholder or fails to respond to such Deadlock Dissolution Notice, or
      (ii) both Unitholders submit Deadlock Dissolution Notices with respect to such failure to agree;

(e) the election by Toshiba to dissolve the Company pursuant to Section 11.4 (Dissolution by Unilateral Option);

(f) the bankruptcy, death, dissolution, expulsion or incapacity of a Unitholder or the occurrence of any other event which terminates the membership of a Unitholder in the Company ("Bankruptcy Event"); or

(g)   the election of the Notifying Party to dissolve the Company pursuant to
      Section 11.5 (Dissolution Upon Notice) unless the Notified Party elects to purchase the Units of the Notifying Party pursuant to Section 11.5 (Dissolution Upon Notice).

11.2 Dissolution by Agreement. The Company may be dissolved at any time by the unanimous written consent of the Unitholders.

11.3 Dissolution Upon Event of Default. During the occurrence and continuation of an Event of Default (other than a Bankruptcy Event) with respect to a Unitholder, the Nondefaulting Unitholder may elect, by written notice to the Defaulting Unitholder, to dissolve the Company, in which event the Company shall be dissolved and the Unitholders shall take all actions necessary to wind up the affairs of the Company in accordance with Section
      11.7 (Winding Up). This Section 11.3 shall not be construed to limit the rights of the Nondefaulting Unitholder under Section 10.4 (Remedies Upon Event of Default) or to seek damages from the Defaulting Unitholder or any other Person for the breach of its obligations under any of the FP Operative Documents.

11.4 Dissolution by Unilateral Option. At any time between April 1, 2007 and March 31, 2008, SanDisk may, by giving written notice to Toshiba, elect to withdraw from the

      Company, in which case Toshiba must, directly or through any of its Affiliates, either (i) purchase from SanDisk all of SanDisk's Units within one (1) year following SanDisk's notice to withdraw for a cash payment, by wire transfer of immediately available Japanese Yen, in an amount equal to the [***] of the Company as of the FP Termination Date multiplied by SanDisk's Percentage as of the Termination Date (the estimated [***] of the Company as of the Termination Date to be agreed by the Unitholders in good faith and any necessary true up payments promptly after the actual [***] of the Company as of the Termination Date is determined), or (ii) cooperate with SanDisk to dissolve the Company within one (1) year of the notice of withdrawal and to wind-up its affairs in accordance with Section
      11.7 (Winding Up) (the date as of which any Unitholder, itself

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      or together with its Affiliates, holds all Units of the Company or the date the Company is dissolved in accordance with applicable Law, the "Termination Date," but in no event shall the Termination Date occur later than one (1) year following SanDisk's notice to withdraw).

11.5 Dissolution upon Notice. At any time between April 1, 2011 and March 31, 2012, any Unitholder (the "Notifying Party") may elect, by giving notice to all other Unitholders (the "Notified Party"), to dissolve the Company, in which event the Company will be dissolved and, within the one (1) year period following the giving of such notice, the Unitholders shall mutually agree upon a plan for winding up the affairs of the Company in accordance with Section 11.7 (Winding Up), unless the Notified Party, directly or through any of its Affiliates, elects in writing within three (3) months of receiving such notice, to purchase from the Notifying Party all of its Units for a cash payment, by wire transfer of immediately available Japanese Yen, in an amount equal to the [***] of the Company as of the date of such transaction multiplied by the Notifying Party's Percentage as of such date.

11.6  Financing Defaults.

(a) If pursuant to Section 6.3(c)(i) of the Master Agreement either Party, as the Investing Party, exercises its election to terminate this Agreement, the Unitholders shall cooperate in good faith to effect the purchase by Toshiba (or its designated Affiliate) and sale by SanDisk of all of SanDisk's Units, at a price equal to SanDisk's percentage share of the issued and outstanding Units in the Company multiplied by the [***] of the Company as of the date such transaction is closed (with estimated [***] as agreed by the Unitholders in good faith paid on the closing of such transaction and any true-up payment made by the appropriate Party promptly after determination of the actual [***] of the Company as of the closing of such purchase and sale transaction).

(b)   [***]

(c) If pursuant to Section 6.10(d)(ii) of the Master Agreement either Party, as the Non-Defaulting Party, exercises its election to terminate this Agreement, the Non-Defaulting Party shall have the same rights as provided in Section 11.6(a) and the Unitholders shall cooperate in good faith to effect the purchase by the Non-Defaulting Party (or its designated Affiliate) and sale by the Defaulting Party of all of the Defaulting Party's Units.

11.7  Winding Up.

(a) Upon the dissolution of the Company, the Unitholders shall proceed as promptly as practicable to (i) wind-up the affairs of the Company and satisfy the Company's liabilities, (ii) dispose of the Company's assets as quickly as possible consistent with obtaining the full fair market value of the Company, preferably, to the extent it is commercially practicable to do so, by selling the Company as a going concern (provided, however, no Unitholder shall be under any obligation to extend the terms of any FP Operative Document or to offer to enter into any other agreement with a prospective

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      purchaser of the Company for the purchase or sale of goods or services or the use of facilities or any other business arrangement), and (iii) distribute any net proceeds to the Unitholders in accordance with Section
      11.8 hereof and applicable Law. In connection with a sale of the Company's assets under clause (ii), each Unitholder or any of their respective Affiliates shall have a right of first offer to acquire the Company's tangible personal property in the liquidation process and may also acquire such property through participation at auction except in the event of a dissolution pursuant to Section 11.3 (Dissolution Upon Event of Default), in which event the Defaulting Unitholder and its Affiliates shall not have such right of first offer to acquire the Company's tangible personal property. Each of the Unitholders shall be furnished with a statement setting forth the assets and liabilities of the Company as of the date of the complete liquidation of the Company. The Accountants shall review the final accounting and shall render their opinion with respect thereto.

(b) During the period of winding-up, the Company shall continue to operate and all the provisions of this Agreement shall remain in effect, except as otherwise expressly provided herein. The Company shall notify all known creditors and claimants of the dissolution of the Company in accordance with applicable law.

11.8  Liquidation Proceeds.

(a) In the case of the dissolution and liquidation of the Company, the Company may make a distribution in kind. Any cash and all distributions in kind that are to be distributed shall be distributed to the Unitholders, on a pro rata basis based upon the respective Percentages of the Unitholders as of the date of such distribution.

(b) Unless otherwise agreed by the Unitholders, and to the extent permitted under any agreements with third parties, all assets to be distributed upon the dissolution and liquidation of the Company shall be distributed as follows:

      (i) first, to creditors, including Unitholders who are creditors, to the extent permitted by law, in satisfaction of liabilities of the Company, other than for distributions to Unitholders pursuant to
            Section 6.2 (Distributions); and

      (ii) second, to the Unitholders on a pro rata basis based upon the respective Percentages of the Unitholders as of the date of such distribution.

For purposes of this Section 11.8, instruments of transfer and other documents reasonably requested by the distributee shall be executed by the Company or the other Unitholder, or both.

(c) Any distribution made pursuant to this Section 11.8 shall be made as soon as practicable under and in accordance with applicable Japanese law.

12.   INDEMNIFICATION AND INSURANCE

12.1  Indemnification.

(a) Subject to Section 12.1(c), the Company shall indemnify each Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of a Unitholder or the Company), by reason of the fact that such Person is or was a Unitholder or is or was or has agreed to become a Director or is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent of the Company or of another partnership, corporation, joint venture, trust or other enterprise, arising from any action alleged to have been taken in any such capacity or by reason of any liability or obligation of the Company, against any and all losses, damages, liabilities, costs, charges, expenses (including interest, penalties and reasonable attorneys' fees and expenses), judgments, fines and amounts paid in settlement (collectively, "Losses") actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom. Without limiting the generality of the foregoing, any of such Losses shall be deemed to arise out of a Company liability or obligation if it arises out of or is based upon the conduct of the business of the Company (or any of its Subsidiaries) or the ownership of the property of the Company (or any of its Subsidiaries).

(b) The indemnification provided under this Section 12.1 shall inure to the benefit of the successors, heirs and personal representatives of any Person entitled to the benefit of such indemnification. Such indemnification shall be a contract right and shall include the right to be paid advances of reasonable expenses incurred by any such Person in connection with such action, suit or proceeding.

(c) The indemnification provided under this Section 12.1 shall not inure to the benefit of any Person in respect of Losses to the extent that such Losses (i) arise out of or are based upon the gross negligence or willful misconduct of such Person or (ii) constitute a tax, levy or similar governmental charge not imposed upon the Company (or any of its Subsidiaries) or on their respective properties. The indemnification provided under this Section 12.1 shall also not be available to any Person in respect of any Losses if a judgment or other final adjudication adverse to such Person establishes (x) that such Person's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (y) that such Person gained in fact a financial profit or other advantage to which such Person was not legally entitled. It is understood and agreed that, for the purposes of this Section 12.1, Losses shall be deemed not to arise out of or be based upon the gross negligence or willful misconduct of a Person solely because it arises out of or is based upon the gross negligence, willful misconduct, bad faith or active and deliberate dishonesty of a director, officer or employee of such Person if at the time of such gross negligence, willful misconduct, bad faith or active and deliberate dishonesty, such director, officer or employee was also a FP Secondee or a Director acting in his capacity as such.

(d) The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the indemnified Person did not meet the standard set forth in Section 12.1(c) (Indemnification).

12.2 Insurance. The Company may, to the fullest extent permitted by law, purchase and maintain insurance against any liability that may be asserted against any Person entitled to indemnity pursuant to Section 12.1.

12.3  Indemnification by the Unitholders.

(a) Each Unitholder agrees to, and does hereby, indemnify and hold harmless the Company and the other Unitholder from and against any and all Losses arising out of, or based upon, the gross negligence or willful misconduct of such Unitholder under this Agreement or such Unitholder exceeding its authority under this Agreement.

(b) The provisions of this Section 12.3 shall survive each of the termination of this Agreement, the dissolution of the Company and the withdrawal of any Unitholder.

12.4  Assertion of Claims.

(a) In the event that a Person (the "Indemnified Party") desires to assert its right to indemnification from a Person (an "Indemnifying Party") required to indemnify such Indemnified Party under this Section 12, the Indemnified Party will give the Indemnifying Party prompt notice of the claim giving rise thereto (a "Claim"), and the Indemnifying Party shall undertake the defense thereof (unless the Claim is asserted against or related to or results from any action or failure to take action by such Indemnifying Party). The failure to promptly notify the Indemnifying Party hereunder shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent that the Indemnifying Party is actually prejudiced by the failure to so notify promptly.

(b) The Indemnified Party shall not settle or compromise any Claim without the written consent of the Indemnifying Party unless the Indemnified Party agrees in writing to forego any and all claims for indemnification from the Indemnifying Party with respect to such Claim. However, if the Indemnifying Party, within a reasonable time after notice of any such Claim, fails to defend such Claim, the Indemnified Party shall have the right to undertake the defense, compromise or settlement of such Claim on behalf of and for the account and risk of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the defense of such Claim at any time prior to settlement, compromise or final determination thereof.

(c) If the Indemnifying Party has undertaken the defense of a Claim and (i) if there is a reasonable expectation that (x) a Claim may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments or (y) the Indemnified Party or Unitholders may have legal defenses available to it or them that are different from or additional to the defenses available to the Indemnifying Party, or (ii) if the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party, the Indemnified Party shall nevertheless have the right, at the Indemnifying Party's cost and expense, to defend such Claim.

13.   MISCELLANEOUS

13.1 Governing Law. Notwithstanding anything to the contrary in Appendix A, this Agreement shall in all respects be governed by and construed in accordance with the laws of Japan, without regard to the conflict of laws principles.

13.2 Effectiveness. This Agreement shall be effective as of the date first written above and shall remain in effect until the Termination Date. Sections 7, 11.7, 11.8 and 13 shall survive the Termination Date.

                     [REST OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, this Agreement has been executed and delivered by each party as of the date first above written.

                                        TOSHIBA CORPORATION

                                        By:   /s/ Masashi Muromachi
                                           -------------------------------------
                                           Name:    Masashi Muromachi
                                           Title:   President and CEO
                                                    Semiconductor Company
                                                    Corporate Vice President

                                        SANDISK INTERNATIONAL LIMITED

                                        By:   /s/ Eli Harari
                                           -------------------------------------
                                           Name:    Eli Harari
                                           Title:   President

[Signature Page to Flash Partners Operating Agreement]

                                    EXHIBIT A

                    ARTICLES OF INCORPORATION OF THE COMPANY

[***]

[***] INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                         Unofficial English Translation

                            ARTICLES OF INCORPORATION
                                       OF
                              FLASH PARTNERS, LTD.

[***]

[***] INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                 Schedule 2.1(b)

                   Committed Additional Capital Contributions

[***]

[***] INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                  Schedule 5.3

                        Management and Operating Reports

[***]

[***] INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                  Schedule 6.1

                              Capital Contributions

[***]

[***] INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                  Schedule 8.3

                                 Monthly Reports

This Schedule provides a list of Unitholder required reports, pursuant to
Section 8.3(d) (Monthly Reports), that are required to be transmitted to the Unitholders by the dates listed. Any Unitholder may modify this list periodically as requirements for data change. When a Unitholder requests a report, a sample format for the report will be provided to the Company by the requesting Unitholder.

REPORTS TO UNITHOLDERS

              REPORT TITLE                                    DATE DUE
A.   Monthly Flash Report                             3 days after month close
B.   Monthly Measurement Report                       7 days after month close
C.   Monthly Cash Flow Report                         7 days after month close
D    Monthly Balance sheets                           7 days after month close
E.   Monthly Profit & Loss                            7 days after month close
F.   Monthly Operational Spending Summary             7 days after month close